                                                                  EXHIBIT 10.17


                              MOUNTAIN BAY PLAZA

                             OFFICE BUILDING LEASE
                                by and between

                      PERINI INVESTMENT PROPERTIES, INC.
                                 ("Landlord")

                                      and

                          Trusted Information Systems

                                  ("Tenant")

                               TABLE OF CONTENTS

1.   Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

2.   Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

3.   Possession . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

4.   Annual Basic Rent  . . . . . . . . . . . . . . . . . . . . . . . . . .  2

5.   Rental Adjustments . . . . . . . . . . . . . . . . . . . . . . . . . .  2

6.   Tenant's Share of Direct Expenses  . . . . . . . . . . . . . . . . . .  2

7.   Security Deposit . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

8.   Use  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

9.   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

10.  Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

11.  Holding Over . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

12.  Taxes on Tenant's Property . . . . . . . . . . . . . . . . . . . . . .  5

13.  Condition of Premises  . . . . . . . . . . . . . . . . . . . . . . . .  5

14.  Alterations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

15.  Repairs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

16.  Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

17.  Entry by Landlord  . . . . . . . . . . . . . . . . . . . . . . . . . .  6

18.  Utilities and Services . . . . . . . . . . . . . . . . . . . . . . . .  6

19.  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

20.  Damage to  Tenant's Property . . . . . . . . . . . . . . . . . . . . .  7

21.  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

22.  Destruction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

23.  Eminent Domain . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

24.  Defaults and Remedies  . . . . . . . . . . . . . . . . . . . . . . . .  9

25.  Assignment and Subletting  . . . . . . . . . . . . . . . . . . . . . . 10

26.  Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

27.  Estoppel Certificate . . . . . . . . . . . . . . . . . . . . . . . . . 11

28.  Rules and Regulations  . . . . . . . . . . . . . . . . . . . . . . . . 11

29.  Conflict of Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

30.  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . 11

31.  Surrender of Premises  . . . . . . . . . . . . . . . . . . . . . . . . 12

32.  Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

33.  Performance by Tenant  . . . . . . . . . . . . . . . . . . . . . . . . 12

34.  Mortgagee Protection . . . . . . . . . . . . . . . . . . . . . . . . . 12

35.  Definition of Landlord . . . . . . . . . . . . . . . . . . . . . . . . 12

36.  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

37.  Identification of Tenant . . . . . . . . . . . . . . . . . . . . . . . 12

38.  Terms and Headings . . . . . . . . . . . . . . . . . . . . . . . . . . 12

39.  Examination of Lease . . . . . . . . . . . . . . . . . . . . . . . . . 12

40.  Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

41.  Prior Agreements; Amendments . . . . . . . . . . . . . . . . . . . . . 13

42.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

43.  Recording  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

44.  Parking  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

45.  Tenant's Remedy  . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

46.  Modification for Lender  . . . . . . . . . . . . . . . . . . . . . . . 13

47.  Substitution of Premises . . . . . . . . . . . . . . . . . . . . . . . 13

48.  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

                              MOUNTAIN BAY PLAZA

Date of Lease:           February 1, 1990

Landlord:                Perini Investment Properties, Inc., a New York
                         corporation

Address of Landlord:     Perini Investment Properties, Inc.
                         101 Spear Street, Suite 200
                         San Francisco, California  94105

Tenant:                  Trusted Information Systems
                         A Maryland Corporation

Address of Tenant:       3060 Washington Road (Rt. 97)
                         Glenwood, Maryland 21738

                         ---------------------------------------------------

Contact:                 Mr. Richard Feiertag

Premises:                Suite 800 in the Building
                         approximately 2,831 square feet of rentable area

Lease Term (Para. 2):    Five years

Term Commencement Date (Para. 2): April 1, 1990

Lease Termination Date (Para. 2): March 31, 1995
(subject to any extension set forth in the Lease)

Annual Basic Rent (Para. 4): $34,651.44
                           $2,887.62 (per month)

Direct Expenses until the end of the first calendar year (Paragraph 6):
                           $1,783.53  per month
                           ($     .63 per square foot of rentable area)

Tenant's Share of Direct Expenses (Para. 6): .02%

Other Charges and Costs (illustrative only):

     Additional HVAC requirements: N/A

     ----------------------------------------------------------
     Additional electrical requirements: N/A

     ----------------------------------------------------------
     Other: N/A

Security Deposit (Paragraph 7):  $4,671.15

Uses of Premises (Paragraph 8): General office and other legally permitted uses

Brokers of Record (Paragraph 10): Coldwell Banker & Cornish & Carey

Number of  Allowed Parking Spaces (Paragraph 44): Ten

                            ADDITIONAL DEFINITIONS


    "Building" shall mean that building commonly known as Mountain Bay Plaza, in which the Premises are located.

     "Project" shall mean the land and other real property commonly known as 444 Castro Street, consisting of approximately 1.60 acres located between Castro Street, Mercy Street, Bryant Street and California Street in the City of Mountain View, California, the Building and related improvements constructed or being constructed by Landlord thereon, and all other improvements on or appurtenances to such land and other real property.

     Exhibit A      The Premises

     Exhibit B      Standards for Utilities and Services

     Exhibit C      Rules and Regulations

     Exhibit D      Improvements Work Letter

     Exhibit E      Asbestos Notification

    The Basic Lease Information contained herein is hereby incorporated into and made a part of the Lease. Each reference in the Lease to any of the Basic Lease Information shall mean the respective information hereinafter set forth and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of conflict between any Basic Lease Information and the Lease itself, the latter shall be deemed correct.

THIS LEASE is made of the First day of Febraury, 1990, by and between
               PERINI INVESTMENT PROPERTIES ("Landlord"), and

Trusted Information Systems, A Maryland Corporation ("Tenant").

                                 WITNESSETH:


     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, Suite Number(s) 800 (the "Premises") outlined on the floor plan attached hereto and marked Exhibit A, being situated in the Project (as defined in the Basic Lease Information), for the term and subject to the terms, covenants, agreements and conditions set forth below, to each and all of which Landlord and Tenant mutually agree.

     1.   DEFINITIONS.

          (a) "BUILDING" shall have the meaning set forth on the Basic Lease Information. (Page iv)

          (b) "COMMON AREA" shall mean all lobby areas, vestibules, corridors, atriums, promenades and restrooms in the Building or elsewhere in the Project intended for the benefit of all tenants (or invitees) of the Project; the areas on each individual floor devoted to corridors, vestibules, elevator lobbies, other lobbies, electric and telephone closets, restrooms, mechanical rooms, janitor closets and other similar facilities for the benefit of all tenants (or invitees) on that floor; and those areas of the Project devoted to mechanical and service rooms servicing more than one floor or the Project as a whole. Common Area shall further include all portions of the Project outside any building or structure which are usable by all tenants of the Project and their employees and invitees, such as landscaped outdoor areas, sidewalks, walkways and parking lots.

          (c) "PREMISES" shall mean the portion of the Project leased to Tenant hereunder, as outlined on the diagram attached hereto as Exhibit A. Landlord and Tenant stipulate that for all purposes under this Lease the Premises contain the rentable area specified in the Basic Lease Information. The exact boundaries of the Premises shall be as constructed and shall extend to the unfinished interior surface of all perimeter walls, except glazing, which shall be included within the Premises, the unfinished surface of all floors, and the underside of the structural concrete slab or other material forming the ceiling of the Premises. Notwithstanding the foregoing, the Premises shall not be deemed to include any structural portions of the Project or any utility installations serving other portions of the Project.

          (d) "PROJECT" shall have the meaning set forth on the he Basic Lease Information. (Page iv)

          (e) Except as the context otherwise requires, the term "RENT" shall mean and refer to all monetary obligations required to be paid by Tenant to Landlord under this Lease, including (without limitation) the Annual Basic Rent, and the additional amounts for Direct Expenses to be paid pursuant to Paragraph 6 below.

          (f) The term "RENTAL SPACE" refers to all portions of the Project (as defined above) which are leased to tenants or rentable for tenant use.

          (g) "TENANTS SHARE" shall mean the percentage figure specified in the Basic Lease Information, which shall be used to calculate Tenant's payments for a portion of Direct Expenses pursuant to Paragraph 6(b) below. Landlord and Tenant acknowledge that Tenant's Share has been obtained by dividing the rentable area of the Premises, as specified in the Basic Lease Information, by the total rentable area of the Rental Space, exclusive of rentable floor space occupied by tenants who are billed for and pay directly any such items of the Direct Expenses. If either the rentable area of the Premises or the total rentable area of the Rental Space is changed, Tenant's Share shall be appropriately adjusted, and with respect to the calendar year in which any such change occurs, for the purposes of Paragraph 6(b), Tenant's Share shall be determined on the basis of the number of days during such calendar year at each such percentage share.

     2. TERM. The term of this Lease ("Term") shall be for Five years, -0-months commencing on the First day of April, 1990, and ending on the 31st day of March, 1995, unless sooner terminated as hereinafter provided.

     3. POSSESSION. Tenant agrees that if Landlord is unable to deliver possession of the Premises to Tenant on the date above specified for the commencement of the Term of this Lease, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but the expiration date of the Term shall be extended by the same number of days that the Tenant's possession of the Premises was delayed by Landlord's inability to deliver possession, and in such event Tenant shall not be liable for any rent until such time as Landlord tenders delivery of possession of the Premises to Tenant with Landlord's work therein, if any, substantially completed. The above notwithstanding, there shall be no delay in possession of the Premises due to any act, omission or delay of Tenant. Should Landlord tender possession of the Premises to Tenant prior to the date specified for commencement of the term hereof, and Tenant elects to accept such prior tender, such early occupancy shall be subject to all of the terms, covenants and conditions of this Lease, including the payment of rent, and shall not alter or affect the expiration date of the Term as set forth in Paragraph 2 above. In the event that Tenant commences occupancy of the Premises on any date other than the commencement date of the term pursuant to this Paragraph 3, Landlord and Tenant shall promptly execute a written amendment to this Lease setting forth and confirming the date occupancy commenced.

     4.   ANNUAL BASIC RENT.

          (a) Tenant agrees to pay Landlord as annual basic rent ("Annual Basic Rent") for the Premises the sum of Thirty Four Thousand Six Hundred Fifty One and 44/00 Dollars ($34,651.44) (subject to adjustment as hereinafter provided). Annual Basic Rent shall be paid in equal monthly installments of Two Thousand Eight Hundred Eighty Seven and 62/00 Dollars ($2,887.62) each in advance on the first day of each and every calendar month during the Term of this Lease, except that the first month's rent shall be paid upon the execution hereof and shall be applied to the first full calendar month of the Term. If the Term of this Lease commences or ends on a day other than the first day of a calendar month, then the rental for such calendar month shall be prorated in the proportion that the number of days this Lease is in effect during such month bears to thirty (30), and such rental shall be paid at the commencement of the Term or of the last partial month of the Term, as the case may be. In addition to Annual Basic Rent, Tenant agrees to pay the amount of the rental adjustments as and when hereinafter provided in this Lease. All rental shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America, which shall be legal tender at the time of payment, at the office of Landlord or to such other person or persons or at such other places as Landlord may from time to time designate in writing.

          (b) Tenant acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be extremely difficult and impractical to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Therefore, if Tenant should fail to pay any installment or rent or any sum due within ten (10) days after such amount is due, Tenant shall pay to Landlord as additional rent a late charge equal to 5% of each such installment. Anything herein to the contrary notwithstanding, it is understood that Landlord's right to collect any late charge as additional rent, or Tenant's payment of such charge, shall not be deemed to limit or impair any other rights or remedies of Landlord under this Lease or under law, including (without limitation) the right to collect attorney's fees and costs in accordance with Paragraph 32 of this Lease.

     5.   [Deleted]

     6. TENANT'S SHARE OF DIRECT EXPENSES. Tenant shall pay as rent in addition to the Annual Basic Rent a portion of Direct Expenses, as hereinafter defined, in the manner set forth in this Paragraph 6. All payments made under this provision shall be deemed a part of rent and shall be paid concurrently with regular monthly installments of Annual Basic Rent, and shall be paid in the manner and at the place designated for payment of Annual Basic Rent in
Paragraph 4(a) above.   If the Term of this Lease commences or ends on a day
other than the first day of a calendar month, then the amount to be paid under this Paragraph 6 for the month during which the Term commences or ends (as the case may be) shall be prorated in the same manner as the monthly installments of Annual Basic Rent as set forth in Paragraph 4(a). (Refer to addendum #50)

          (a) Beginning on the commencement date of the Term and continuing until the end of the calendar year in which the Term commences, Tenant shall pay as rent in addition to the Annual Basic Rent One Thousand Seven Hundred Eighty Three and 53/00 Dollars ($1,783.53) each month (based upon approximately $0.63 per square foot of rentable area in the Premises) as its share of Direct Expenses. Such sum represents Tenant's entire obligation for payment of Direct Expenses hereunder until the end of the calendar year in which the Term commences. Tenant shall have no obligation to pay any additional portion of Direct Expenses irrespective of the actual amount of such expenses during such period, nor shall Tenant be entitle to any refund or reduction based upon the actual amount of Direct Expenses.

          (b) Beginning at and as of the beginning of the calendar year immediately following the calendar year in which the Term commences, Tenant shall pay as rent, in addition to the Annual Basic Rent, the Tenant's Share of Direct Expenses, as hereinafter defined, incurred or paid by Landlord during such calendar year. Tenant's Share of Direct Expenses shall be paid in the manner hereinafter set forth.

     Prior to the beginning of each calendar year after the calendar year in which the Term commences (or as soon as practicable after the commencement of each such calendar year),

Landlord shall give Tenant a written estimate of Tenant's Share of Direct Expenses for the remaining or ensuing calendar year. Tenant shall pay such estimated amount to Landlord in equal monthly installments, in advance, as set forth above. Within ninety (90) days after the end of each calendar year after the calendar year in which the Term commences, or as soon as practicable thereafter, Landlord shall furnish to Tenant a statement showing in reasonable detail the amount of Direct Expenses incurred or paid by Landlord during such calendar year, and the parties shall promptly make any payment or allowance necessary to adjust Tenant's estimated payment to Tenant's actual Share of Direct Expenses as shown by such annual statement. Any delay by Landlord in delivering such statement shall not limit or impair Landlord's ability to collect from Tenant the sums shown to be due thereunder and under this provision.

     The dollar amount of Tenant's Share of Direct Expenses as shown by such annual statement shall be conclusive and binding upon Tenant, unless within forty-five (45) days after receipt of such statement, Tenant shall notify Landlord that Tenant disputes the correctness of such statement, specifying the respect in which the statement is claimed to be incorrect. Unless otherwise mutually agreed, any such dispute shall be determined by arbitration. The arbitration shall be conducted and determined in the county in which the Project is located, and shall comply with and be governed by the California Arbitration Act, Sections 1280 through 1294.2 of the California Code of Civil Procedure; provided, however, that the arbitrators shall be selected in the manner provided by the then-existing Commercial Rules of the American Arbitration Association. Pending determination of the dispute, Tenant shall pay any amounts due from Tenant in accordance with the statement, but such payment shall be without prejudice to Tenant's position. If it is determined that Tenant has paid less than it was obligated to under the terms of this Lease, Landlord shall refund to Tenant the amount of any such overpayment within thirty (30) days of the determination. Landlord shall not be obligated to proceed with arbitration under this Lease and may proceed with any remedy if Tenant fails to pay amounts required to be paid pending arbitration pursuant to this Paragraph 6.

     Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Direct Expenses for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the estimated expenses paid and, conversely, any overpayment made shall be rebated by Landlord to Tenant.

          (c) "Direct Expenses" as used in this Paragraph 6 shall include all costs of management, operation and maintenance for the Project that are properly allocable wholly or partly to the Project, as reasonably determined by Landlord, and shall include the following by way of illustration but not limitation:

               (i) The following taxes, charges and assessments, assessed against or allocable to the Project ("Property Taxes"): All real and personal property taxes and assessments imposed by any governmental authority or agency on the Project and the land on which the Project is located (including non-progressive tax on or measured by gross rentals received from the rental of space in the Project; and any other costs levied or assessed by, or at the direction of, any federal state, or local government authority in connection with the use or occupancy of the Project or the parking facilities serving the Project, including without limitation, transit fees, parking charges and utility surcharges; any tax on this Lease or this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises; and any expenses, including costs of attorney or experts, reasonably incurred by

Landlord in seeking reduction by the taxing authority of the above-referenced taxes, less tax refunds obtained as a result of an application for review thereof; but Property Taxes shall not include any net income, franchise, capital stock, estate or inheritance taxes.

               (ii) Operating costs consisting of costs incurred by Landlord in maintaining and operating the Project, and including (without limiting the generality of the foregoing) costs and expenses of the following:
(a) maintaining, cleaning and repairing the floor, windows and other exterior surfaces of all improvements in or to the Project (including painting and window washing); (b) janitorial services and supplies and other supplies, materials, tools and equipment used in the operation, maintenance and repair of the Project; (c) insurance carried by Landlord pursuant to Paragraph 21 hereof or otherwise (including the payment of deductibles); (d) maintaining, repairing and operating electrical, plumbing, sewage, HVAC, elevators and other utility services to the Project, and also costs incurred pursuant to Paragraphs 15 and 18 and the costs of supplying utilities, heating, air conditioning and ventilation services; (e) complying with all laws, ordinances, rules, regulations, judgments and court orders and the requirements of any recorded easements, covenants, conditions and restrictions applicable to the Project; (f) cleaning, repairing and replacing floor and wall coverings within the Common Areas; (g) maintaining, repairing and replacing of lights, ballasts, and light fixtures; (h) maintaining, repairing and replacing of sidewalks, walkways, driveways, parking lots and signs located within the Common Area; (i) care, maintenance and replacement of flowers, trees, shrubs, and other plants in the Common Area; (j) providing, maintaining and servicing such fire protection and security measures as Landlord deems necessary including, without limitation, security personnel, equipment and alarms; (k) salaries and other compensation (including employment taxes and fringe benefits) of persons who perform regular and recurring duties in connection with the operation, maintenance and repair of the Project; (l) accounting and legal services pertaining to the operation, maintenance and repair of the Project; (m) services of independent contractors; (n) any property management fees paid to Landlord or its agent or personnel or otherwise to manage the operation, maintenance and repair of the Project; and (o) the fair rental value of the Project office.

               (iii) Amortization of such capital improvements (including reasonable interest on the costs thereof) as Landlord may have made, constructed or installed: (a) for the purpose of reducing operating costs (but only to the extent of such savings), (b) to comply with governmental rules and regulations promulgated after completion of the Building, or (c) are reasonably necessary for the health and safety of the occupants of the Project.

     The above notwithstanding, Direct Expenses shall not include (1) depreciation on the Project; (2) costs of tenants' improvements; (3) real estate brokers' commissions; (4) interest and capital items other than those referred to in subparagraph (iii) above; (5) specific costs which are incurred for the benefit of or separately billed to and paid by specific tenants; and
(6) repairs and maintenance costs paid by proceeds of insurance or by third parties. Direct Expenses for each calendar year shall be adjusted to equal Landlord's reasonable estimate of what such Direct Expenses would have been had the total rentable area of the Project been occupied.

     7. SECURITY DEPOSIT. Upon execution hereof, Tenant has deposited with Landlord the sum of Four Thousand Six Hundred Seventy One and 15/00 Dollars ($4,671.15). Such sum shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of rent, Landlord may (but shall not be required to) use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the security deposit is so used or applied, Tenant shall, upon demand therefor, deposit with the Landlord an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this security deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interests hereunder) at the expiration of the Term; provided, that Landlord may retain the security deposit until such time as all amounts due from Tenant in accordance with Paragraphs 4, 5 and 6 hereof have been determined and paid in full.

          8. USE. Tenant shall use the Premises for the purpose set forth in the Basic Lease Information and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. Which consent shall not be unreasonably withheld. Tenant shall not use or occupy the Premises in violation of law or of any certificate of occupancy issued for the Building or Premises and shall, upon five (5) days written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of any such certificate of occupancy. Tenant shall comply with any direction of any governmental authority having jurisdiction, as well as the provisions of any covenants, conditions and restrictions or similar recorded documents affecting the Project which shall by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupancy thereof. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or any other insurance policy covering the Project or Premises or with respect to the use or occupancy thereof. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or any other insurance policy covering the Project or Premises or property located therein, and shall comply with all rules, orders, regulations and requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this paragraph. Tenant shall not do or permit anything to be done in or about the Premises or the Project which will in any way obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose; nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises or the Project.

          9. NOTICES. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery or by mail, and if given by mail shall be deemed sufficiently given if sent by registered or certified mail addressed to Tenant at the Building or at the address of Tenant set forth under the Basic Lease Information, or to Landlord at the address of Landlord set forth under the Basic Lease Information. Either party may by written notice to the other specify a different address for notice purposes, except that the Landlord may in any event use the Premises as Tenant's address for notice purposes.

          10. BROKERS. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the broker(s) identified in the Basic Lease Information, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. If Tenant has dealt with any other person or real estate broker with respect to leasing or renting space in the Project, Tenant shall be solely responsible for the payment of any fee due such person or firm, and Tenant shall be solely responsible for the payment of any fee due such person or firm, and Tenant shall hold Landlord free and harmless against any liability in respect thereto, including attorney's fees and costs.

          11. HOLDING OVER. If Tenant holds over after the expiration or earlier termination of the term hereof without the express written consent of Landlord, Tenant shall become a tenant at sufferance only, at a rental rate equal to one hundred twenty five percent (125%) of the rent in effect upon the date of such expiration and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of the term hereof. The foregoing provisions of this paragraph are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to so surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claim made by an succeeding Tenant founded on or resulting from such failure to surrender, and any attorney's fees and costs.

          12.  TAXES ON TENANT'S PROPERTY.

               (a) Tenant shall be liable for and shall pay, ten (10) working days delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of Landlord's Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessment (which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested in writing by Tenant), Tenant shall upon demand repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment, as the case may be; provided, that in any such event Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation, to bring suit in any court or competent jurisdiction to recover the amount of any such taxes so paid under protest, and any amount so recovered shall belong to Tenant.

               (b) If the Tenant improvements in the Premises, whether installed or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which Tenant improvements conforming to assessments levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of subparagraph 12(a) above. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether such Tenant improvements are assessed at a higher valuation than Landlord's "Building Standards", such records shall be binding on both Landlord and Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making such determination, the actual cost of construction shall be used.

          13. CONDITION OF PREMISES. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building of the Project or with respect to the suitability of either for the conduct of Tenant's business. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Project (and each portion thereof) were at such time in satisfactory condition.

          14. ALTERATIONS. Tenant shall make no alterations, decorations, additions or improvements in or to the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld and then only by contractors or mechanics approved in writing by Landlord. As set forth in Exhibit C, paragraph 36, Tenant agrees to not move any ceiling tiles or light fixtures or disturb the spray on fire-proofing material located above the ceiling tiles by drilling, scraping, cleaning, painting or otherwise without prior written approval from the Management office. Without limiting Landlord's rights under the foregoing sentence, it is understood that Landlord may withhold its approval of any contractor or mechanic who is not able to provide (or does not provide) such insurance and performance bonds, in such form and written by such companies, as Landlord may specify. All work to be done by or for Tenant shall be done at such times and in such manner as Landlord may from time to time designate. Without limiting the generality of any of the foregoing, Tenant agrees that there shall be no construction or partitions or other obstructions which might interfere with Landlord's free access to mechanical installations or service facilities of obstructions which might interfere with Landlord's free access to mechanical installations or service facilities of the Project or interfere with the moving of Landlord's equipment to or from the enclosures containing said installations or facilities. Tenant further covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, order, ordinances, directions, regulations and requirements (including, without limitation, all those relating to office safety and environmental quality) of all governmental agencies, offices, departments, bureaus and boards having jurisdiction and in full compliance with the rules, orders, directions, regulations and requirements of the Pacific Fire Rating Bureau and of any similar body.
Before commencing any work, Tenant shall give Landlord at least ten (10) days written notice of the proposed commencement of such work and shall, if required by Landlord, for such work. Tenant further covenants and agrees that any mechanic's lien filed against the Premises or against the Project, or any portion thereof, for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the sole cost and expense of Tenant. All alterations, decorations, additions or improvements upon the Premises made by either party, including (without limiting the generality of the foregoing) all wall coverings, built-in cabinet work, paneling and the like, shall, unless Landlord elects otherwise, become the property of Landlord and shall remain upon, and be surrendered with the Premises (as a part thereof) at the end of the term hereof; except that Landlord may, by written notice to Tenant given at least thirty (30) days prior to the end of the Term, require Tenant to remove all partitions, counters, railings and the like and all other alterations, decorations, additions, and improvements installed by or for Tenant, and to restore the Premises to their original condition prior to the making, installation or construction of such alterations, decorations, additions or improvements, and Tenant shall perform such removal and restoration of the Premises at Tenant's sole cost or, at Landlord's option, shall pay to the Landlord all costs arising from such removal and restoration with the exception of normal wear and tear of the Premises by Landlord.

     All personal property, office machinery and equipment, furniture and moveable partitions owned by Tenant or installed by Tenant at its expense in the Premises ("Personal Property") shall be and remain the property of Tenant and may be removed by Tenant at any time during the Term when Tenant is not in default hereunder. If Tenant shall fail to remove all of its effects from the Premises and the Project upon termination of this Lease for any cause whatsoever, Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store such Personal Property without liability to Tenant for loss thereof, and Tenant agrees to pay Landlord upon demand any and all expenses incurred in such removal, including court costs and attorney's fees and storage charges on such effects for any length of time that the same shall be in Landlord's possession; or Landlord may, at its option and without notice, sell Tenant's Personal Property at a private sale and without legal process, for such price as Landlord may obtain, and apply the proceeds of such sale to any amounts due under this Lease from Tenant to Landlord and upon the expense incident to the removal and sale of such Personal Property.

          15. REPAIRS. By entry hereunder Tenant accepts the Premises as being in sanitary order and in good condition and repair. Tenant shall at Tenant's sole cost and expense keep the Premises and every part thereof in sanitary order and good condition and repair, damage thereto from ordinary wear and tear expected. Tenant shall upon the expiration or sooner termination of the Term surrender the Premises to Landlord in the same condition as when received, ordinary wear and tear and damage from causes beyond the reasonable control of Tenant excepted. Landlord shall have no obligation to alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises or the Project except as specifically herein set forth.

     Anything contained in the foregoing subparagraph to the contrary notwithstanding, Landlord shall repair and maintain the structural portions of the Building, including the basic plumbing, air conditioning and electrical systems installed or furnished by the Landlord, unless such maintenance and repairs are caused in part or wholly by the act (ordinary wear and tear expected), neglect, fault or omission of Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord, as additional rent, the reasonable cost of such of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need for such repairs or maintenance is given to Landlord by Tenant. Except as provided in Paragraph 22 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Project or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord's expense under Section 1942 of the California Civil Code, or under any law, statute or ordinance now or hereafter in effect.

     Landlord shall also have the right, but not the obligation, to undertake any work of repair or maintenance (including cleaning of the Premises) which Tenant is required to perform hereunder or under any other provision of this Lease and which Tenant fails or refuses to perform in a timely and efficient manner. All such work shall be subject to a charge established by Landlord, which shall be payable by Tenant to Landlord promptly upon demand.

          16. LIENS. Tenant shall keep the Premises and the Project (and each portion thereof) free from any liens arising out of the work performed, materials furnished or obligations incurred by Tenant. Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed, Landlord may, without waiving its rights and remedies based on such breach by Tenant and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payments in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord at once, upon notice by Landlord, any sum paid by Landlord to remove such liens together with interest at the maximum rate per annum permitted by law from the date of such payment by Landlord until the date fully repaid by Tenant.

          17. ENTRY BY LANDLORD. Landlord reserves and shall at any and all times have the right to enter the Premises to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers or tenants, to post notices of non-responsibility, to alter, improve or repair the Premises or any other portion of the Building, all without being deemed guilty of an eviction of Tenant and without abatement of rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that the business of the Tenant shall be interfered with as little as is reasonably practicable.
Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in an emergency in order to obtain entry to the Premises. Any entry into the Premises obtained by Landlord by any such means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, and any damages caused on account thereof shall be paid by Tenant.
It is understood and agreed that no provision of this Lease shall be construed as obligating Landlord to perform any repairs, improvements, alterations or decorations except as otherwise expressly agreed herein to be performed by Landlord. It is further understood and agreed that no provision of this Lease shall be construed as giving Tenant the right to change or alter the locks of any door in, upon or about the Premises, and any such locks shall be changed or altered only by Landlord at Tenant's request (and a Tenant's sole cost and expense).

          18. UTILITIES AND SERVICES. Provided that Tenant is not in default hereunder, Landlord agrees to furnish to the Premises during reasonable hours of generally recognized business days, subject to the conditions and in accordance with the standards set forth in Exhibit B attached hereto and made a part hereof, the utilities and services described therein. Tenant shall pay directly to the billing entity for utilities separately metered to Tenant, and shall reimburse Landlord within ten (10) days of receipt of a statement for any utilities submetered to the Premises by Landlord and billed to Landlord. Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of rent by reason of, Landlord's failure to furnish any of the foregoing utilities or services when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, governmental regulation, moratorium or other governmental action, or any other cause beyond Landlord's reasonable control. Except for gross negligence or willful misconduct on the part of the Landlord.

     Landlord shall furnish to the Premises utilities and services additional to or in excess of those to be furnished in accordance with the standards set forth in Exhibit B only upon Tenant's prior written request (except as otherwise set forth herein) and at Tenant's sole cost and expense. Additional charges shall be made (by way of illustration only and not limitation) for such services as (i) providing utilities in excess of the standard set forth in Exhibit B or at any times other than those set forth therein, (ii) for removal of items from storage, (iii) for picture hanging or other assistance in furnishing, decorating or moving into or out of the Building or the Premises, and (iv) spot carpet cleaning or other special janitorial services required because of Tenant's failure to keep and maintain the Premises in the manner required under this Lease or services otherwise in excess of the ordinary janitorial services to be provided in accordance with Exhibit B hereto. It is understood that Tenant's obligation to pay for utilities supplied to the Premises and separately metered or submetered and for additional or excess utilities and services, as provided in this Paragraph 18, is in addition to Tenant's obligations under Paragraph 6 above. Nothing here shall be deemed to limit or impair Landlord's right to make any repairs or to perform any cleaning or maintenance work without Tenant's request and to charge Tenant therefor, in the manner (and to the extent) provided in Paragraph 15 or any other provision of this Lease.

          19. INDEMNIFICATION. Tenant shall defend, indemnify, protect and hold harmless Landlord against and from any and all claims arising from Tenant's use of the Premises or the conduct of its business or from any activity, work done, permitted or suffered by the Tenant in or about the Premises or the Project. Tenant shall further defend, indemnify, protect and hold harmless Landlord against and from any and all claims excpet from Landlord's gross negligence or willful misconduct arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act, neglect, fault or omission of Tenant, or of its agents, employees, or contractors, and from and against all costs, attorney's fees, expenses and liabilities incurred in or resulting from such claim or any action or proceeding brought thereon. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel approved in writing by Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to person in, the Premises from any cause whatsoever except that which is caused directly by the willful misconduct of Landlord or gross negligence caused by Landlord. Tenant hereby waives all its claims in respect thereof against Landlord to the fullest extent permitted by law.

          20. DAMAGE TO TENANT'S PROPERTY. Notwithstanding the provisions of Paragraph 19 to the contrary, Landlord and its employees and agents shall not be liable for any damage to property entrusted to employees of the Project, nor for loss of or damage to any property by theft or otherwise, nor for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Project or from the pipes, appliances or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever, unless the same is caused by the willful conduct or gross negligence of the Landlord. Landlord or its agents shall not be liable for interference with the light or other incorporeal hereditaments, nor shall Landlord be liable for any latent defect in the Premises, the Building or the Project. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises, the Building or the Project or of defects therein or in the fixtures or equipment located therein.

          21.  INSURANCE.

               (a) Tenant shall, during the Term and any other period of occupancy, at its sole cost and expense, keep in full force and effect the following insurance:

                    (i) Standard form property insurance insuring against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage ("All Risk") and sprinkler leakage. This insurance policy shall be upon all property owned by Tenant, for which Tenant is legally liable or that was installed at Tenant's expense or from Tenant's use, including without limitation, furniture, fittings, installations, fixtures (other than the improvements owned by Landlord), and any other property (personal or other), in an amount of the full replacement cost thereof. In the event that there shall be a dispute as to the amount which comprises full replacement cost, the decision of Landlord or any mortgagees of Landlord shall be conclusive. This insurance policy shall also be upon direct or indirect loss of Tenant's earnings attributable to Tenant's inability to use fully or obtain access to the Premises or Building in an amount as will properly reimburse Tenant. Such policy shall name Landlord and any mortgagees of Landlord as insured parties, as their respective interests may appear.

                    (ii) Comprehensive General Liability Insurance insuring Tenant against any liability arising out of the lease, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the amount of $1,000,000 Combined Single Limit for injury to or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in any occurrence, with such liability amount to be adjusted from year to year to reflect increases in the Consumer Price Index. The policy shall insure the hazards of premises and operations, independent contractors, contractual liability (covering the indemnity contained in Paragraph 19 hereof) and shall (1) name Landlord and any person or party named by Landlord as additional insureds, (2) contain a cross liability provision, and (3) contain a provision that "the insurance provided the Landlord hereunder shall be primary and non-contributing with any other insurance available to the Landlord."

                    (iii) Worker's Compensation and Employer's Liability insurance as required by state law.

                    (iv) Any other form or forms of insurance as Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts and for insurance risks reasonably specified by Landlord or its mortgagee.

               (b) All policies required to be carried by Tenant shall be written in a form satisfactory to Landlord and shall be taken out with insurance companies holding a General Policyholders Rating of "A" and Financial Rating of "X" or better, as set forth in the most current issue of Best's Insurance Guide. Within ten days after the execution of this Lease (and in any event prior to commencement of the term hereof), Tenant shall deliver to Landlord copies of policies or certificates evidencing the existence of the amounts and forms of coverage satisfactory to Landlord. No such policy shall be cancelable or reducible in coverage except after thirty (30) days prior written notice to Landlord. Tenant shall, within ten days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof, or Landlord may order such insurance and charge the cost thereof to Tenant as additional rent. If Landlord obtains any insurance that is the responsibility of Tenant under this section, Landlord shall deliver to Tenant a written statement setting forth the cost or any such insurance and showing in reasonable detail the manner in which it has been computed.

               (c) Landlord shall have the right (but not the obligation), during the Term or another period of ownership, to obtain and keep in force such casualty and public liability insurance as Landlord and Landlord's mortgagees may deem appropriate, including (at Landlord's sole discretion) an insurance policy providing earthquake coverage for the Project. Landlord also may carry, but shall not be required to carry, casualty insurance policies on any alteration, addition or improvement which Tenant may make to the Premises in accordance with the terms of this Lease. Should earthquake coverage be implemented expenses described in the Addendum, #50 monthly expenses shall not be effected.

               (d) The parties release each other, and their respective authorized representatives, from any claims or injury to any person or damage to the Premises, fixtures, personal property, Tenant's improvements, and alterations of either Landlord or Tenant in or on the Premises or the Project that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of any such damage.

     Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by such policy.

          22.  DESTRUCTION.

               (a) In the event the Premises suffers damage or destruction from (i) an uninsured casualty, or (ii) a casualty which cannot be repaired within ninety (90) days from the date of destruction under the laws and regulations or state, federal, county or municipal authorities, or other authorities with jurisdiction, Landlord may terminate this lease as at the date of the damage upon written notice to Tenant within forty-five (45) days following the casualty.

               (b) In the event of a casualty which damages or destroys the Premises or a portion thereof and which may be repaired within ninety (90) days from the date of the damage or destruction, or in the event Landlord does not elect to terminate this Lease under the terms of Paragraph 22(a) above following a casualty which cannot be repaired within ninety (90) days, then this Lease shall continue in full force and effect and Landlord shall forthwith undertake to make such repairs to reconstitute the Premises to as near the condition as existed prior to that Tenant shall be entitled to a proportionate abatement of rent pursuant to Paragraph 22(e) (provided that the damage is not the result of the negligence or willful misconduct of Tenant or Tenant's employees, contractors, licensees or invitees, in which event there shall be no such abatement of rent).

               (c) In the event of damage or destruction of any portion of the Building (other than total destruction of the Building) beyond the exterior boundary of the Premises that is necessary for Tenant's occupancy to an extent not exceeding twenty-five percent (25%) of the full insurable value of the Building, and if the damage thereto is such that the Building may be repaired, reconstructed or restored within a period of ninety (90) days from the date of the happening of such casualty and Landlord will receive insurance proceeds sufficient to cover the cost of such repairs, reconstruction or restoration, Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and the Lease shall continue in full force and effect. If such work of repair, reconstruction and restoration is such as to require a period longer than ninety (90) days or exceeds twenty-five percent (25%) of the full insurable value of the Building, or if such insurance proceeds will not be sufficient to cover the cost of such repairs, reconstruction or restoration, Landlord may either elect to so repair, reconstruct and restore the Building and the Lease shall continue in full force and effect, or Landlord may elect not to repair, reconstruct or restore the Building and the Lease shall in such event terminate. In any event, Landlord shall give written notice to Tenant of its election within ninety (90) days after the damage or destruction has occurred. If Landlord elects not to repair, reconstruct or restore the Building, this Lease shall terminate as of the date of Landlord's notice of such election to Tenant. In all events, a total destruction of the Building shall terminate the Lease.

               (d) Upon any termination of this Lease under any provision of this paragraph, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have theretofore accrued and are then unpaid.

               (e) Except as otherwise provided in this Lease, in the event of repair, reconstruction of the Premises or the Building and restoration as herein provided, the rental provided to be paid under this Lease shall be abated proportionally in the ratio which Tenant's use of the Premises is impaired during the period of such repair, reconstruction or restoration. Tenant shall not be entitled to any compensation or damages for loss in the use of the whole or any part of the Premises or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

               (f) Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this Paragraph 22. Notwithstanding anything to the contrary contained in this Paragraph 22, should Landlord be delayed or prevented from repairing or restoring the damaged Premises within one (1) year after the occurrence of such damage or destruction by reason of acts of God, war, governmental restrictions, inability to procure the necessary labor or materials, or other causes beyond the control of Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the end of such one (1) year period.

               (g) It is hereby understood that if Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repairs or restoration only of those portions of the Building and the Premises which were originally provided at Landlord's expense; and the repair and restoration of items not provided at Landlord's expense (including alterations or improvements to the Premises) shall be the obligation of Tenant.

               (h) Notwithstanding anything to the contrary contained in this paragraph, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this paragraph occurs during the last twelve (12) months of the Term or any extension thereof.

               (i) The provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the Civil Code of the State of California which permit termination of a lease upon destruction of the leased Premises, are hereby waived by Tenant.

          23. EMINENT DOMAIN. In case the whole of the Premises, or such part thereof as shall substantially interfere with Tenant's use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party may at its option terminate this Lease effective as of the date possession is required to be surrendered to such authority. Tenant shall not because of such taking assert any claim against the Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant.
In the event the amount of property or the type of estate taken shall not substantially interfere with the conduct of Tenant's interest of Tenant, and Landlord at its option may terminate this Lease. If Landlord does not so elect, Landlord shall promptly proceed to restore the Premises to substantially their same condition prior to such partial taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which such restoration is being made and to the part of the Premises of which Tenant shall be so deprived on account of such taking and restoration. Nothing contained in this paragraph shall be deemed to give Landlord any interest in any award made to Tenant for the taking of personal
property and fixtures belonging to Tenant.   Each party hereby waives the
provisions of Section 1265.130 of the California Code of Civil Procedure allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises or Project.

          24.  DEFAULTS AND REMEDIES.

               (a) The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

                    (i) The abandonment of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for five (5) days or longer while in breach of any provision of this Lease.

                    (ii) The failure by Tenant to make any payment of rent or additional rent required to be made by Tenant hereunder, as and when due.

                    (iii) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in (i) or (ii) above, except that where such failure is subject to cure by Tenant, then Tenant shall not be deemed in default unless such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of , and not in addition to, any notice required under California

Code of Civil Procedure 1161; and provided further, that if such failure is subject to cure by Tenant and the nature of Tenant's failure is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within such ten
(10) day period and thereafter diligently prosecute such cure to completion.

                    (iv) (1) The making by Tenant of any general assignment for the benefit of creditors; (2) the appointment of a trustee to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (3) the attachment, execution of other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within thirty (30) days.

               (b) In the event of such default by Tenant, in addition to any other remedies available to Landlord at law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

                    (i) Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect rent when due as set forth in California Civil Code
Section 1951.4. During the period Tenant is in default, Landlord may enter the Premises and relet them, or any part of them, to third parties for Tenant's account, provided that any rental in excess of the monthly rental due hereunder shall be payable to Landlord. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, broker's commission, expenses of cleaning and redecorating the Premises required by the reletting, and like costs. Reletting may be for a period shorter or longer than the remaining term of this Lease. Tenant shall pay to Landlord the rent and other sums due under this Lease on the dates the rent is due, less the rent and other sums Landlord receives from any reletting. No act by Landlord allowed by this paragraph shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

                    (ii) Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. Upon termination, Landlord shall have the right to remove all personal property of Tenant and store same at Tenant's cost and to recover from Tenant as damages:

          a) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

          b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

          c) The worth at the time of award of the amount by which unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

          d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

     As used in subparagraphs 24(b)(ii)a. and 24(b)(ii) b. above, the "worth at the time of award" shall be computed by allowing interest at the then prevailing discount rate of the Federal Reserve Bank of San Francisco plus five percent (5%). As used in subparagraph 24(b)(ii)c. above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

          (c) No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in such waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar acts by Tenant.

          25. ASSIGNMENT AND SUBLETTING. Tenant shall not voluntarily assign or encumber its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without first obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld. Any assignment, encumbrance or sublease without Landlord's prior written consent shall be voidable at Landlord's election and shall constitute a default and at the option of Landlord shall result in termination of this Lease. No consent to any assignment, encumbrance, or sublease shall constitute a waiver of the provisions of this paragraph with respect to any subsequent assignment, encumbrance or sublease. Tenant shall notify Landlord in writing of Tenant's intent to sublease, encumber or assign this Lease in the manner described in subparagraph (b) and Landlord shall, within seven (7) working days after receipt of such written notice, consent to such proposed assignment, encumbrance or sublease or refuse such consent in accordance with this Paragraph 25. In no event shall Landlord's delay or failure to respond to any request or notice by Tenant under the foregoing sentence constitute approval of or consent to any proposed assignment encumbrance or sublease.

               (a) As a condition for Landlord granting its consent to any assignment, encumbrance or sublease, sixty (60) days prior to any anticipated assignment, encumbrance or sublease Tenant shall give Landlord written notice (the "Assignment Notice"), which shall set forth the name, address and business of the proposed assignee, encumbrancer or sublessee, information (including references) concerning the character, ownership, and financial condition of the proposed assignee, encumbrancer or sublessee, the date of the assignment, encumbrance or sublease, any ownership or commercial relationship between Tenant and the proposed assignee, encumbrancer or sublessee, and the consideration and all other material terms and conditions of the proposed assignment, encumbrance or sublease, all in such detail as Landlord shall reasonably require. If Landlord requests additional detail, the Assignment Notice shall not be deemed to have been received until Landlord receives such additional detail, and Landlord may withhold consent to any assignment, encumbrance or sublease until such additional detail is provided to it. Further, Landlord may require that any sublessee or assignee remit directly to Landlord, on a monthly basis, all monies due to Tenant from any assignee or sublessee.

               (b) The consent by Landlord to any assignment, encumbrance or sublease shall not be construed as relieving Tenant or any assignee of this Lease or sublessee of the Premises from obtaining the express written consent of Landlord to any further assignment, encumbrance or sublease; nor shall such consent release the Tenant named herein or any assignee or sublessee of Tenant from any liability or obligation hereunder, whether or not then accrued (including, without limitation, any obligations for holding over which may arise under Paragraph 11 above). In the event Landlord shall consent to an assignment, encumbrance or sublease, Tenant shall pay Landlord as additional rent its reasonable attorneys fees incurred in connection with evaluating the Assignment Notice. This section shall be fully applicable to all further sales, hypothecations, transfers, assignments and subleases of any portion of the Premises by any successor or assignee of Tenant, of any sublessee of the Premises.

               (c) At Landlord's election, the subletting of substantially all of the Premises for substantially all of the remaining term of this Lease shall be deemed an assignment rather than a sublease. In addition, as used in this Paragraph 25 the term "sublease" shall include any license or other right or permission granted (or proposed to be granted) by Tenant to or for any other person or entity to occupy or use any part of the Premises, whether or not Tenant or such other person or party shall denominate such license, right or permission a sublease.

               (d) A further condition to Landlord's consent to any proposed assignment or sublease shall be delivery by Tenant to Landlord of a true copy of any such assignment or sublease (as the case may be), which instrument shall clearly provide that the assignee or sublessee assumes and agrees to perform all obligations of this Lease. If for any proposed assignment or sublease, Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the rent called for hereunder, or, in case of the sublease of a portion of the Premises, in excess of such rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are taken into account, Tenant shall pay to Landlord as additional rent hereunder fifty percent (50%) of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt. The parties intend that the preceding sentence shall not apply to any sublease rentals respecting a portion of the Premises that during the entire term of this Lease was not occupied by Tenant for its own use, but was always subleased by Tenant and or kept vacant. For the purpose of this section, the rent for each square foot of floor space in the Premises shall be deemed equal to the amount set forth in Paragraph 4, as adjusted, divided by the rentable area of the Premises as set forth in the Basic Lease Information.

          26. SUBORDINATION. This Lease shall be subject and subordinate at all times to (i) all ground and underlying leases which now exist or may hereafter be executed affecting the Project or the land upon which the Project is situated or both, (ii) the lien of any mortgages or deeds of trust in any amount or amounts whatsoever now or hereafter place on or against the land and Project or either thereof, or on Landlord's interest or estate therein, or portion thereof, or on or against any ground or underlying lease and (iii) any Declarations of Covenants, Conditions and Restrictions or similar instrument now or hereafter recorded affecting the Project, all without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination; provided, however, that so long as Tenant is not in default, the terms of this Lease shall not be affected by termination proceedings in respect to such ground or underlying lease or foreclosure or other proceedings under such mortgages or deeds of trust, Tenant hereby agreeing at the written request of the landlord under such ground or underlying lease or the purchaser of the Building in foreclosure or other proceedings, to attorn to such landlord or to such purchaser or, at such Landlord's or such purchaser's option, to enter into a new lease for the balance of the Term upon the same terms and provisions as are contained in this Lease. Notwithstanding the foregoing, Tenant will execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust as may be required by Landlord.

          27.  ESTOPPEL CERTIFICATE.

               (a) Tenant shall, at any time and from time to time upon not less than ten (10) days prior to written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), (ii) the dates to which the rental and other charges are paid in advance, if any, (iii) that there is not, to Tenant's knowledge, any uncured default on the part of the Landlord hereunder, or specifying such defaults if any are claimed, and (iv) such other matters as Landlord may specify or request. Any such statement may be relied upon by a prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.

               (b) Tenant's failure to deliver statement described in Paragraph 27(a) above within the time specified shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's rental has been paid in advance.

          28. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the "Rules and Regulations," a copy of which is attached hereto and marked Exhibit C, and all reasonable and nondiscriminatory modifications thereof. Landlord shall not be responsible to Tenant for the violation or nonperformance by any other tenant or occupant of the Building or Project of any of the Rules and Regulations.

          29. CONFLICT OF LAWS. This Lease shall be governed by and construed pursuant to the laws of the State of California.

          30. SUCCESSORS AND ASSIGNS. This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

     31. SURRENDER OF PREMISES. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

     32. ATTORNEY'S FEES. In the event that either party should bring suit or proceeding under this Lease of because of the breach of any provision of this Lease or to enforce to protect any rights ore remedies hereunder, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

     33. PERFORMANCE BY TENANT. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make any such payment or perform any other such action on Tenant's part to be made or performed as in this Lease provided. Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at an annual rate of five percent (5%) per annum plus the then prevailing discount rate of the Federal Reserve Bank of San Francisco (but not more than the maximum rate permissible by law), until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease. It is understood that this Paragraph 33 is not intended to impair any right Landlord may have to pay any sum or to take any action for or on behalf of Tenant without giving notice as set forth above, if (and to the extent) such right is provided elsewhere in this Lease or under law.

     34. MORTGAGE PROTECTION. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgage of a mortgage covering the Premises whose address shall have been furnished to Tenant, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

     35. DEFINITION OF LANDLORD. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Premises, and in the event of any transfer, assignment or other conveyance of any such title or leasehold, the Landlord herein named (and in the case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed. Without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of the Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

     36. WAIVER. The waiver by either party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of Landlord to insist upon the performance by Tenant in strict accordance with such terms and any other term, covenant or condition of this Lease. The acceptance of rent hereunder by Landlord following any breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

     37. IDENTIFICATION OF TENANT. If more than one person executes this Lease as Tenant:

          (a) Each of them shall be jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and

          (b) The term "Tenant" as used in this Lease shall mean and include each of them jointly and severally. The act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this lease as Tenant with the same force and effect as if each and all of them had so acted or so been given such notice or refund or so signed.

     38. TERMS AND HEADINGS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender shall include other genders. The paragraph headings of this Lease are for convenient reference only and shall have no effect upon the construction or interpretation of any part hereof.

     39. EXAMINATION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for the Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

     40. TIME. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

     41. PRIOR AGREEMENTS; AMENDMENTS. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

     42. SEVERABILITY. Any provision of this Lease which shall prove to be invalid, void or unenforceable shall in no way affect, impair or invalidate any other provision hereof, and each provision thereof shall remain in full force and effect and shall be enforceable to the fullest extent permitted by law.

     43. RECORDING. Neither Landlord nor Tenant shall record this Lease or a short form memorandum thereof without the consent of the other.

     44. PARKING. Tenant shall be permitted to use the number of parking spaces set forth on the Basic Lease Information on a nonexclusive basis and upon such terms and conditions as may from time to time by imposed by Landlord. Landlord reserves the right to impose a reasonable charge for the use of any parking spaces.

     45. TENANT'S REMEDY. If Landlord shall fail to perform any covenant, term, or condition of this Lease upon Landlord's part to be performed, Tenant shall be required to deliver to Landlord written notice of such failure. If, as a consequence of any such failure, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Project and out of rents or other income from such property receivable by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title or interest in the Project, and neither Landlord nor its partners, subsidiaries, directors, agents, officers, or employees shall be liable for any deficiency.

     46. MODIFICATION FOR LENDER. If, in connection with obtaining construction, interior or permanent financing for the Building or Project the lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not adversely affect the obligations of Tenant hereunder or materially and adversely affect the leasehold interest hereby created or Tenant's rights hereunder.

     47. SUBSTITUTION OF PREMISES. At any time after the execution of this Lease, Landlord shall have the right to substitute for the Premises other premises in the Project (the "New Premises"), provided that:

          (a) the New Premises shall be substantially similar in size to the Premises described herein and shall be reasonably appropriate for Tenant's use and occupancy.

          (b) if Tenant is occupying the Premises at the time of any such substitution Landlord shall pay the expense of moving Tenant, its property and equipment to the New Premises and shall, at its sole cost, improve the New premises with improvements substantially similar to those located in the Premises.

     Upon substitution of the new Premises for the Premises described herein, the New Premises shall be deemed to be the Premises for all purposes under this Lease, and Landlord and Tenant shall promptly initial, date and attach to this Lease a substitute Exhibit A showing the new Premises and new Basic Lease Information identifying the New Premises as the Premises hereunder.

     48. SURVIVAL. Termination of this Lease by expiration of the Term or otherwise shall not terminate (i) Tenant's obligations arising from or relating to any incident, occurrence or activity occurring prior to such termination (including, without limitation, the obligations set forth in Paragraphs 16 and 19) or (ii) any covenants or obligations which, by their terms or nature, are to be performed after termination of this Lease.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

     TENANT                                  LANDLORD

     Trusted Information Systems        PERINI INVESTMENT PROPERTIES, INC.
- ----------------------------------
a Maryland Corporation                  a New York Corporation

By:  /s/ Stephen T. Walker              By:  /s/
     -----------------------------           ---------------------------------
Its:  President                         Its:
                                             ---------------------------------

                                   ADDENDUM
                 TO THAT CERTAIN LEASE DATED FEBRUARY 1, 1990
                                    BETWEEN
                    PERINI INVESTMENT PROPERTIES (LANDLORD)
                                      AND
                  TRUSTED INFORMATION SYSTEMS, INC. (TENANT)


49.  CAP ON TAXES FROM SALE OF PROPERTY

     At Tenant's request, Landlord agrees that expenses due to increased property taxes related to the sale of the building after January 1990, shall be passed through to tenants, but capped at an increase of 3 cents per s.f.

50.  RENTAL SCHEDULE

     The following rental schedule will apply for the sixty (60) month lease term.

                    Basic Rent          Month Expenses      Total Monthly
     Months         Per Sq. Ft.         Per Sq. Ft.         Per Sq. Ft.
     ------         -----------         ---------------     -----------
      1-12          $1.02                       $.63        $1.65
     13-24          $1.08                       $.67        $1.75
     25-36          $1.18                       $.67        $1.85
     37-48          $1.24                       $.71        $1.85
     49-60          $1.34                       $.71        $2.05


51.  RIGHT OF FIRST REFUSAL

     RE:  EIGHTH FLOOR EXPANSION SPACE.

     Landlord shall not lease all or any part of the area on the eighth floor of the Building remaining unleased as of the date hereof and shown on Exhibit "A" attached hereto (the "Expansion Space"). At any time that Landlord determines to lease all or part of the Expansion Space, Landlord shall notify Tenant of the Basic Rent, for which Landlord is willing to lease the Expansion Space or portion thereof as described in Landlord's notice, indicates in writing its agreement to lease the Expansion Space on the terms set forth in Landlord's notice, the Expansion Space described in the notice shall be included within the Leased Premises and leased to Tenant pursuant to the terms of the amount of the same Basic Rent attributable to the Existing Space and Tenant's proportionate share of Actual Operating Costs and shall be adjusted to reflect the addition of the Expansion Space to the Leased Premises. The parties shall immediately execute an amendment to this Lease stating the addition of the Expansion Space to the Leased Premises. If Tenant does not indicate within seven (7) days its agreement to lease the Expansion space described in the notice, Landlord thereafter shall have the right to lease the Expansion Space described in the notice to a third party at the Basic Rent stated in the notice or at a Basic Rent greater than that stated in the notice. The provisions of this paragraph shall be operative with respect to previously unleased portions of the Expansion space each time Landlord determines to lease all or part of the Expansion Space to a third person until all of the Expansion space has been initially leased to other tenants.

51.  OPTION TO EXTEND TERM

     Provided Tenant is not in material default of its obligations under this Lease, Landlord grants to Tenant the option to extend the initial term of this lease for one (1) consecutive period of five (5) years each. The option to extend shall be exercised when Tenant notifies Landlord in writing at least six (6) months prior to the end of the then existing Term that Tenant exercises its option to extend the term.

     Commencing on the date, if any, that Landlord receives Tenant's written exercise of the option to extend, and continuing for a thirty (30) day period thereafter, Landlord and Tenant shall negotiate in good faith the amount of monthly rental to be paid by Tenant to Landlord during the extended term of this Lease. Such monthly rental shall be equal to ninety-five percent (95%) of the rental rate for comparable office space in the area where the Premises are located after taking into account standard rental concessions and Tenant Improvement allowances in the area, provided, however that the rental during any twelve (12) month period of the extended term shall in no event be less than the Rent payable by Tenant during the last twelve (12) months of the term then ending. If Landlord and Tenant are able to reach a written agreement as to the monthly rental for such extended term within such thirty (30) day period, the term of the Lease will be extended for the additional five
     (5) years at the agreed upon monthly rental with all other terms and conditions of the Lease remaining in full force and effect.

     If Landlord and Tenant are unable to reach a written agreement as to the monthly rental for the extended term with the thirty (30) day period described above, the monthly rental to be paid by Tenant to Landlord during such extended term will be determined by the appraisal process described in this Section. On or before five (5) months prior to the end of the then existing term, each party will select a real estate broker with at least five (5) years full time commercial leasing experience in the geographic area where the Premises is located. On or before four (4) months prior to the end of the then existing term, the two brokers selected by Landlord and Tenant shall petition the Landlord and Tenant (or the single broker so selected if one party fails to select a broker) shall jointly appoint (or if they are unable to agree, either Landlord or Tenant shall petition the local court to appoint) a third real estate broker with at lease five (5) years full time commercial leasing experience in the geographic area where the Premises are located (the "Appraiser"). The Appraiser so appointed shall appraise and determine the monthly rental to be paid by Tenant to Landlord during the extended term based on ninety-five percent (95%) of the rental rates for comparable office space in the area where the Premises are located after taking into account standard rental concessions and Tenant Improvement allowances in the area; provided, however, in no event shall the monthly rental to be paid by Tenant to Landlord during any twelve (12) month period of the extended term be less than the Rent payable by Tenant during the last twelve (12) months of the term then ending. The Appraiser's decision (a) shall be in writing and delivered to Landlord and Tenant on or before three (3) months prior to the end of the then existing term, and (b) shall be final and binding upon Landlord and Tenant. Upon receipt of the Appraiser's written decision, the term on the Lease will be extended for the extended term at the monthly rental determined by the Appraiser with all other terms and conditions of the Lease remaining in full force; provided, however, that within fifteen
     (15) days


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
     of Tenant's receipt of the Appraiser's written decision, Tenant shall have the right to terminate the exercise of its option to extend in which event the Lease will terminate as of the last day of the then existing term of this Lease. All costs, fees and expenses incurred in connection with the appraisal process under this section shall be shared equally by Landlord and Tenant.


























































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